SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       January 9, 1998 (January 8, 1998)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                 0-26102                 04-3196245
(State or Other Jurisdiction      (Commission              (IRS Employer
      of Incorporation            File Number)             Identification No.)





                              116 Huntington Avenue
                           Boston, Massachusetts 02116
                (Address of Principal Executive Offices Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)






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Item 5.  Other Events

         On January 8, 1998, a Special Committee of the Board of Directors of American Radio Systems Corporation ("American Radio") approved in principle the terms of the sale of $80 million of common stock of its wholly-owned subsidiary, American Tower Systems Corporation ("American Tower"), in a private placement to certain officers, directors and other affiliates of American Radio, subject to the execution of a definitive stock purchase agreement and the termination or earlier expiration of the waiting period under the Hart-Scott-Rodino Act of 1976.

         For more information, see American Tower's press release, dated January 8, 1998, which is attached herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

      (c).  Exhibits

      Exhibit 99.1 - Press Release, dated as of January 8, 1998.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               AMERICAN RADIO SYSTEMS
                               CORPORATION
                               (Registrant)


Date: January 9, 1998          By: /s/ Justin D. Benincasa
                                  Name: Justin D. Benincasa
                                  Title: Vice President and Corporate Controller